Exhibit 99.1
VISHAY REPORTS RESULTS FOR SECOND QUARTER 2014

•	Revenues for Q2 2014 $642 million
•	Operating margin Q2 2014 of 9.0%, or adjusted operating margin of 10.4%
•	EPS Q2 2014 of $0.23, or adjusted EPS of $0.27
•	For trailing twelve months Q2 2014, cash from operations of $297 million and capital expenditures of $159 million
•	Guidance for Q3 2014 for revenues of $630 - $670 million at gross margins in line with this volume

MALVERN, PENNSYLVANIA – July 29, 2014 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended June 28, 2014.

Revenues for the fiscal quarter ended June 28, 2014 were $641.9 million, compared to $597.7 million for the fiscal quarter ended June 29, 2013.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended June 28, 2014 were $35.6 million, or $0.23 per diluted share, compared to $31.3 million, or $0.21 per diluted share for the fiscal quarter ended June 29, 2013.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended June 28, 2014 include restructuring and severance costs of $9.0 million.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended June 29, 2013 include an adjustment of $1.8 million related to performance-based stock compensation for certain former executives, following a determination that achievement of the three-year performance targets was no longer probable. These costs had been originally reported as a separate line item upon cessation of employment of these executives in 2011, and accordingly, this adjustment is also reported as a separate line item. Adjusted net earnings per diluted share, which exclude these items, were $0.27 and $0.20 for the fiscal quarters ended June 28, 2014 and June 29, 2013, respectively.

Commenting on the results for the second quarter 2014, Dr. Gerald Paul, President and Chief Executive Officer, stated, "The revenues for the second quarter were at the anticipated level but at higher margins than expected. Industrial and automotive demand remained strong in all regions. Point of sale, the sales of Vishay products by its distributors to end customers, increased 1.5% quarter over quarter as did inventories of Vishay products at its distributors. Lead times continue to be under control."

Dr. Paul continued,  "We are following our Growth Plan:

•	Accelerating development of new products and technologies
•	Penetrating the Asian industrial markets
•	Expanding manufacturing capacities for strategic product lines to ensure short lead times.

Additionally, we are continuing our acquisition strategy to supplement our organic Growth Plan through targeted acquisitions. The recent acquisition of Holy Stone Polytech Co., Ltd., a tantalum capacitor company, represents for Vishay an entry point into the polymer tantalum market and also strengthens the Company's position for tantalum capacitors in Japan."

Commenting on Vishay's Merger and Acquisition activity, Marc Zandman, Vishay's Executive Chairman and Chief Business Development Officer, stated, "On July 11, 2014, we announced our tender offer for Taiwan based Capella Microsystems, Inc., a leading IC design company for optical sensors. Capella's strong market position for optical sensors complements Vishay's current capabilities in this high growth field very well.  If the tender offer is successful, as we expect, Capella will continue to grow as a stand-alone business within Vishay while strengthening Vishay's position for optical sensors by adding in-house IC design capability."

Commenting on the outlook for the third quarter 2014 Dr. Paul stated, "We guide for revenues of $630 to $670 million at gross margins in line with this volume.  If the Capella tender offer is completed during the quarter, we will provide some additional guidance regarding the impact of its inclusion in our consolidated results."

A conference call to discuss second quarter financial results is scheduled for Tuesday, July 29, 2014 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 66287831.

There will be a replay of the conference call from 12:00 PM ET on Tuesday, July 29, 2014 through 11:59 PM ET on Monday, August 4, 2014. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 66287831.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings;  adjusted earnings per share; adjusted operating margin; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, EBITDA, adjusted EBITDA; and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the term "EBITDA" is not defined in GAAP, the measure is derived using various line items measured in accordance with GAAP.  Reconciling items to arrive at adjusted net earnings and adjusted operating margin represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant.  Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility.  These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity and results, product lines, market share, cost reduction programs, and the general state of the Company, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses, including with respect to the pending Capella acquisition; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	June 28, 2014	March 29, 2014	June 29, 2013

Net revenues	$641,929	$602,378	$597,665
Costs of products sold	477,836	457,095	454,808
Gross profit	164,093	145,283	142,857
Gross margin	25.6%	24.1%	23.9%

Selling, general, and administrative expenses	97,156	96,307	92,745
Restructuring and severance costs	9,014	6,404	-
Executive compensation charge (credit)	-	-	(1,778)
Operating income	57,923	42,572	51,890
Operating margin	9.0%	7.1%	8.7%

Other income (expense):
Interest expense	(5,821)	(5,980)	(5,824)
Other	208	1,312	784
Total other income (expense) - net	(5,613)	(4,668)	(5,040)

Income before taxes	52,310	37,904	46,850

Income taxes	16,478	11,940	15,365

Net earnings	35,832	25,964	31,485

Less: net earnings attributable to noncontrolling interests	190	154	176

Net earnings attributable to Vishay stockholders	$35,642	$25,810	$31,309

Basic earnings per share attributable to Vishay stockholders	$0.24	$0.17	$0.22

Diluted earnings per share attributable to Vishay stockholders	$0.23	$0.17	$0.21

Weighted average shares outstanding - basic	147,567	147,557	143,710

Weighted average shares outstanding - diluted	154,322	152,556	151,880

Cash dividends per share	$0.06	$0.06	$-

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	June 28, 2014	June 29, 2013

Net revenues	$1,244,307	$1,151,919
Costs of products sold	934,931	872,328
Gross profit	309,376	279,591
Gross margin	24.9%	24.3%

Selling, general, and administrative expenses	193,463	183,874
Restructuring and severance costs	15,418	-
Executive compensation charge (credit)	-	(1,778)
Operating income	100,495	97,495
Operating margin	8.1%	8.5%

Other income (expense):
Interest expense	(11,801)	(11,310)
Other	1,520	899
Total other income (expense) - net	(10,281)	(10,411)

Income before taxes	90,214	87,084

Income taxes	28,418	26,458

Net earnings	61,796	60,626

Less: net earnings attributable to noncontrolling interests	344	386

Net earnings attributable to Vishay stockholders	$61,452	$60,240

Basic earnings per share attributable to Vishay stockholders	$0.42	$0.42

Diluted earnings per share attributable to Vishay stockholders	$0.40	$0.40

Weighted average shares outstanding - basic	147,561	143,651

Weighted average shares outstanding - diluted	153,438	151,256

Cash dividends per share	$0.12	$-

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)
		December 31,
	June 28, 2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$659,593	$640,348
Short-term investments	514,397	511,231
Accounts receivable, net	305,395	274,083
Inventories:
Finished goods	127,263	109,617
Work in process	200,643	197,600
Raw materials	130,981	125,491
Total inventories	458,887	432,708

Deferred income taxes	22,101	21,716
Prepaid expenses and other current assets	109,667	100,594
Total current assets	2,070,040	1,980,680

Property and equipment, at cost:
Land	93,634	93,685
Buildings and improvements	568,303	560,418
Machinery and equipment	2,383,121	2,340,778
Construction in progress	71,868	95,278
Allowance for depreciation	(2,217,024)	(2,163,540)
	899,902	926,619

Goodwill	52,581	43,132

Other intangible assets, net	126,720	129,951

Other assets	160,259	156,757
Total assets	$3,309,502	$3,237,139

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)
		December 31,
	June 28, 2014	2013
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$19	$2
Trade accounts payable	161,377	163,894
Payroll and related expenses	128,229	120,997
Other accrued expenses	150,188	146,670
Income taxes	17,926	17,502
Total current liabilities	457,739	449,065

Long-term debt less current portion	386,806	364,911
Deferred income taxes	159,110	157,640
Other liabilities	103,806	99,426
Accrued pension and other postretirement costs	283,416	287,901
Total liabilities	1,390,877	1,358,943

Equity:
Vishay stockholders' equity
Common stock	13,532	13,520
Class B convertible common stock	1,213	1,213
Capital in excess of par value	2,055,354	2,054,087
Retained earnings (accumulated deficit)	(213,954)	(257,698)
Accumulated other comprehensive income (loss)	57,243	61,634
Total Vishay stockholders' equity	1,913,388	1,872,756
Noncontrolling interests	5,237	5,440
Total equity	1,918,625	1,878,196
Total liabilities and equity	$3,309,502	$3,237,139

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - in thousands)
	Six fiscal months ended
	June 28, 2014	June 29, 2013

Operating activities
Net earnings	$61,796	$60,626
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	86,931	83,456
(Gain) loss on disposal of property and equipment	23	86
Accretion of interest on convertible debentures	1,933	1,787
Inventory write-offs for obsolescence	9,867	9,479
Other	1,312	(3,929)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(62,789)	(57,437)
Net cash provided by operating activities	99,073	94,068

Investing activities
Purchase of property and equipment	(53,336)	(47,173)
Proceeds from sale of property and equipment	1,741	3,252
Purchase of businesses, net of cash acquired or refunded	(20,776)	(23,034)
Purchase of short-term investments	(243,975)	(361,940)
Maturity of short-term investments	236,624	190,602
Other investing activities	927	934
Net cash used in investing activities	(78,795)	(237,359)

Financing activities
Principal payments on long-term debt and capital lease obligations	(11)	(14)
Net proceeds (payments) on revolving credit lines	20,000	11,000
Net changes in short-term borrowings	16	698
Excess tax benefit from RSUs vested	-	456
Dividends paid to common stockholders	(16,238)	-
Dividends paid to Class B common stockholders	(1,456)	-
Distributions to noncontrolling interests	(547)	-
Net cash provided by financing activities	1,764	12,140
Effect of exchange rate changes on cash and cash equivalents	(2,797)	(5,245)

Net increase (decrease) in cash and cash equivalents	19,245	(136,396)

Cash and cash equivalents at beginning of period	640,348	697,595
Cash and cash equivalents at end of period	$659,593	$561,199

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	June 28, 2014	March 29, 2014	June 29, 2013	June 28, 2014	June 29, 2013

GAAP net earnings attributable to Vishay stockholders	$35,642	$25,810	$31,309	$61,452	$60,240

Reconciling items affecting operating margin:
Restructuring and severance costs	$9,014	$6,404	$-	$15,418	$-
Executive compensation charge (credit)	-	-	(1,778)	-	(1,778)

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(2,747)	$(2,097)	$633	$(4,844)	$(697)

Adjusted net earnings	$41,909	$30,117	$30,164	$72,026	$57,765

Adjusted weighted average diluted shares outstanding	154,322	152,556	151,880	153,438	151,256

Adjusted earnings per diluted share*	$0.27	$0.20	$0.20	$0.47	$0.38

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	June 28, 2014	March 29, 2014	June 29, 2013	June 28, 2014	June 29, 2013

GAAP net earnings attributable to Vishay stockholders	$35,642	$25,810	$31,309	$61,452	$60,240
Net earnings attributable to noncontrolling interests	190	154	176	344	386
Net earnings	$35,832	$25,964	$31,485	$61,796	$60,626

Interest expense	$5,821	$5,980	$5,824	$11,801	$11,310
Interest income	(1,261)	(1,223)	(1,073)	(2,484)	(2,307)
Income taxes	16,478	11,940	15,365	28,418	26,458
Depreciation and amortization	43,576	43,355	42,110	86,931	83,456
EBITDA	$100,446	$86,016	$93,711	$186,462	$179,543

Reconciling items
Restructuring and severance costs	$9,014	$6,404	$-	$15,418	$-
Executive compensation charge (credit)	-	-	(1,778)	-	(1,778)

Adjusted EBITDA	$109,460	$92,420	$91,933	$201,880	$177,765

Adjusted EBITDA margin**	17.1%	15.3%	15.4%	16.2%	15.4%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300